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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ROCK OF AGES CORPORATION


          ROCK OF AGES CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify that the Corporation was organized in the State of Delaware on July 31, 1997 under the name Rock of Ages Corporation and that this Amended and Restated Certificate of Incorporation, hereby amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation as currently in effect (the "Certificate of Incorporation") before payment for stock and has been duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

          FIRST: The name of the Corporation is "Rock of Ages Corporation" (hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1201 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL"). The Corporation will have perpetual existence.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 47,500,000 shares of capital stock, consisting of (i) 2,500,000 shares of preferred stock, each having a par value of one penny ($.01) ("Preferred Stock"), (ii) 30,000,000 shares of Class A common stock, each having a par value of one penny ($.01) ("Class A Common Stock"), and (iii) 15,000,000 shares of class B common stock, each having a par value of one penny ($.01) ("Class B Common


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Stock" and, together with Class A Common Stock, "Common Stock").

A.   COMMON STOCK
     ------------

          (1) RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges and qualifications, limitations or restric tions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock.

          (2) VOTING RIGHTS.

          (a) Except as otherwise required by law or this Certificate of Incorporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class, provided, however, that with respect to each matter properly brought before the stockholders for their consideration and vote, each share of Class A Common Stock shall entitle the registered holder thereof to one vote and, subject to subparagraph (b) immediately below, each share of Class B Common Stock shall entitle the registered holder thereof to ten votes. There shall be no cumulative voting.

          (b) Notwithstanding the immediately preceding subparagraph (a), in the case of each share of Class B Common Stock held of record by a bank, voting trustee, broker, dealer, clearing agency or any nominee thereof, or by any other nominee of the beneficial owner of such share, if (i) the Corporation or the transfer agent for the Class B Common Stock (which may be either the Corporation or any third party retained by it for such purpose) delivers to such record holder a written request (a "Certification Request") that such record holder certify, on a form provided to such record holder with such Certification Request (a "Class B Common Stock Ownership Certificate"), that such share of Class B Common Stock held of record by such record holder has been and continues to be beneficially owned continuously from the date of issuance by the original beneficial owner (whose name and address must be certified to the Corporation by such record holder as part of the Class B
Common Stock Ownership Certificate), or by a Permitted Transferee (as defined in paragraph A(4) of Article Fourth hereof) of such original beneficial owner, and (ii) such record holder


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has not within twenty (20) days after delivery to such record holder of a
Certification Request, duly executed and filed with the transfer agent for the Class B Common Stock a Class B Common Stock Ownership Certificate, each such share of Class B Common Stock held by such record holder shall entitle such record holder to only one vote unless and until such record holder establishes to the satisfaction of the Corporation that such share of Class B Common Stock has been, and continues to be, beneficially owned continuously from the date of issuance by the original beneficial owner or a Permitted Transferee of such original beneficial owner.

     (3) CONVERSION.

          (a) Each share of Class B Common Stock shall be convertible at any time, at the option of the registered holder thereof, into one fully paid and nonassessable share of Class A Common Stock of the Corporation.

          (b) No fractional shares of Class A Common Stock shall be issued upon such conversion, but in lieu thereof the Corporation shall pay to the holder an amount in cash equal to the fair market value (as determined by the Corporation's Board of Directors) of such fractional share.

          (c) To convert shares of Class B Common Stock under this paragraph A(3), the registered holder thereof shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank (which endorsement shall correspond exactly with the name or names of the registered holder or holders set forth on the face of the certificates and on the stock transfer records of the Corporation), at the office of the transfer agent for the shares of Class B Common Stock (which may be either the Corporation or any third party retained by it for such purpose), and shall give written notice to the transfer agent and the Corporation that such holder elects to convert all or part of the shares represented thereby, stating therein the name or names (with the address or addresses) in which the certificate or certificates for shares of Class A Common Stock are to be issued.

          (d) If the registered holder fully complies with paragraph A(3)(c), the Corporation shall, as soon as practicable thereafter, deliver (if the Corpora-

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tion is then the transfer agent for the shares of Class B Common Stock), or instruct the transfer agent to deliver, to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, rounded to the nearest whole number of shares, and a check for any amount payable hereunder in lieu of any fractional share, along with a certificate representing any shares of Class B Common Stock that the holder has not elected to convert hereunder but which constituted part of the shares of Class B Common Stock represented by the certificate or certificates surrendered.

          (e) Shares of Class B Common Stock shall be deemed to have been converted as of the close of business on the date of the due surrender of the certificates representing the shares to be converted as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at such time.

          (f) If the Corporation shall in any manner split or subdivide the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be split or subdivided in the same manner, proportionately and on the same basis per share.

          (g) When shares of Class B Common Stock have been converted pursuant to this paragraph A(3), they shall be irrevocably canceled and not reissued.

     (4) TRANSFERS OF CLASS B COMMON STOCK. No holder of shares of Class B Common Stock shall transfer, and the Corporation shall not register (and shall not permit the transfer agent for the Class B Common Stock to register) the transfer of, any shares of Class B Common Stock or any interest therein, whether by sale, assignment, gift, bequest, pledge, hypothecation, encumbrance, or any other disposition, except to a "Permitted Transferee" of such person (as defined below). If a holder of shares of Class B Common Stock transfers any such shares to any person or entity other than a Permitted Transferee, such transfer, without any further action of any party or the Corporation, shall automatically and irrevocably convert such shares into an equal number of shares


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of Class A Common Stock from the date of such transfer. "Permitted Transferee"
shall mean only:

          (a) the spouse and any lineal descendant (including adopted children) of any person duly holding shares of Class B Common Stock (a "Qualified Holder"), and any spouse of any such lineal descendant (all such spouses and lineal descendants being hereinafter referred to as "Family Members");

          (b) the trustee of a trust for the sole benefit of a Qualified Holder or Family Member;

          (c) a partnership comprised exclusively of Qualified Holders or Family Members or a corporation or limited liability company wholly owned by Qualified Holders or Family Members, provided, however, that as of the date that such partnership, corporation or limited liability company is no longer comprised exclusively of or owned exclusively by Qualified Holders or Family Members, such partnership, corporation or limited liability company will no longer be a Permitted Transferee and any Class B Common Stock held by it shall automatically and irrevocably be converted into Class A Common Stock without any further action of any party or the Corporation; or

          (d) the executor, administrator or personal representative of the estate of a Qualified Holder or of any Family Member, or the guardian or conservator of a Qualified Holder or any Family Member who has been adjudged disabled by a court of competent jurisdiction.

     (5) DIVIDENDS. Subject to the preferential rights of holders of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. No dividend shall be declared or paid in respect of any Common Stock unless the holders of both the Class A Common Stock and the Class B Common Stock receive the same per share dividend, payable in the same amount and type of consideration, as if such classes constituted a single class, except that if any dividend is declared that is payable in shares of, or in subscrip tion or other rights to acquire shares of, Class A Common Stock or Class B Common Stock, such dividend shall be


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declared and paid at the same rate per share with respect to the Class A Common
Stock and the Class B Common Stock, and the dividend payable on shares of Class A Common Stock shall be payable only in shares of, or in subscription or other rights to acquire shares of, Class A Common Stock and the dividend payable on shares of Class B Common Stock shall be payable only in shares of, or in subscription or other rights to acquire shares of, Class B Common Stock.

     (6) DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to holders of shares of Preferred Stock, unless otherwise required by law, holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The holders of the Class A Common Stock and the Class B Common Stock shall participate in such assets as if such classes constituted a single class of stock. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph A(6), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

B.   PREFERRED STOCK
     ---------------

                  (1) GENERAL. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL.

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition,


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limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be less than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-Laws so provide.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          (4) The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting. At each succeeding annual meeting of stockholders begin ning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned


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among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and shall duly qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor and shall hold office until his successor shall be duly elected and shall duly qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (5) The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum shall be required in order for the Board of Directors to act.

          (6) Any director may be removed from office as a director, but only for cause, by the affirmative vote of stockholders who are entitled to cast at least two-thirds (66 2/3%) of the total number of votes entitled to be cast.

          (7) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to


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this Article FIFTH unless expressly provided by such terms.

          SIXTH: Unless otherwise required by the DGCL, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors (if there be one), (ii) the President of the Corporation, (iii) any Vice President of the Corporation (if there be one), (iv) the Secretary of the Corporation or (v) any Assistant Secretary of the Corpo-ration (if there be one), and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Stockholders shall not be entitled to call a special meeting of stockholders, nor to require the Board of Directors to call such a special meeting.

          SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provision of the By-Laws of the Corporation. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The By-Laws of the Corporation also may be adopted, amended or repealed by the stockholders by the affirmative vote of stockholders who are entitled to cast at least two thirds (66 2/3%) of the total number of votes to be cast at an election of directors.

          EIGHTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal repre-sentatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

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          The Corporation may, to the extent authorized from time to time by the
Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

          The rights to indemnification and to the ad vance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          NINTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereto is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained


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in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of stockholders who are entitled to cast at least eighty five percent (85%) of the total number of votes to be cast, shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Articles FIFTH, SIXTH or SEVENTH, or this Article ELEVENTH, of this Certificate of Incorporation.


          IN WITNESS WHEREOF, ROCK OF AGES CORPORATION has caused this Certificate of Incorporation to be executed in its corporate name this 4th day of August, 1997.

                            ROCK OF AGES CORPORATION




                            By /S/ Deborah M. Reusch
                               -------------------------------------------
                               Name:   Deborah M. Reusch
                               Title:

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